As filed with the Securities and Exchange Commission on April 8, 2024

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CAPSTONE GREEN ENERGY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-1514270
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Capstone Green Energy Holdings, Inc.
16640 Stagg Street
Van Nuys, California 91406
(818) 734-5300

(Address, including zip code and telephone number, including area code, of principal executive offices)

Capstone Green Energy Holdings, Inc. 2023 Equity Incentive Plan
(Full Title of the Plans)

Vincent Canino
Chief Executive Officer
16640 Stagg Street
Van Nuys, California 91406

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mark D. Wood
Katten Muchin Rosenman LLP
525 W. Monroe Street
Chicago, IL 60661
(312) 902-5200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ◻	Accelerated filer ◻
Non-accelerated filer ◻	Smaller reporting company ⌧
Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

Proposed sales to take place as soon after the effective date of the registration statement as awards are granted, exercised or distributed under the above-named plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Capstone Green Energy Holdings, Inc. (the “Registrant”) for the purpose of registering 3,000,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), issuable under the Capstone Green Energy Holdings, Inc. 2023 Equity Incentive Plan (the “Incentive Plan”).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the SEC:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended March 31, 2024, filed with the Commission on September 27, 2024;

(b)	The Registrant’s definitive Proxy Statement on Schedule 14A relating to the 2024 Annual Meeting of Stockholders filed with the Commission on December 27, 2024 (solely with respect to those portions incorporated by reference the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024);

(c)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 2024, filed with the Commission on October 17, 2024, the quarterly period ended September 30, 2024, filed with the Commission on November 12, 2024, and the quarterly period ended December 31, 2024, filed with the Commission on February 14, 2025;

(d)	The Registrant’s Current Reports on Form 8-K filed with the Commission on June 28, 2024, December 16, 2024, February 7, 2025, February 14, 2025 and March 17, 2025 (except that, with respect to each of the foregoing Current Reports, any portions thereof which are furnished and not filed shall not be deemed incorporated by reference into this Registration Statement); and

(e)	The descriptions of the Registrant’s Common Stock incorporated by reference to Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the Commission on September 27, 2024.

The Registrant also incorporates by reference into this Registration Statement all information contained in additional documents (other than portions of the documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and exhibits furnished on such form that relate to such items, unless otherwise indicated therein) that it files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. You should not assume that the information in this Registration Statement or in the documents incorporated by reference is accurate as of any date other than the date of this Registration Statement or those documents.

Item 6. Indemnification of Directors and Officers.

Pursuant to section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation has the power to indemnify a party to any threatened, pending or completed legal proceeding by reason of his or her service on behalf of a corporation. The DGCL further mandates that indemnification shall be made to any such person who has been successful “on the merits” or “otherwise” with respect to the defense of any such proceeding but does not require indemnification in any other circumstances. The DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. A corporation may advance the expenses incurred in defending such a proceeding upon the giving of an undertaking, or promise, to repay such sums in the event it is later determined that such indemnitee is not entitled to be indemnified.

The Registrant’s amended and restated certificate of incorporation provides that the Registrant shall indemnify to the fullest extent permitted by applicable law each person that such section grants the Registrant the power to indemnify and will advance expenses incurred by an indemnified person in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such indemnified person may be entitled to indemnification.

The Registrant also maintains insurance for its directors and officers against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any director or officer of the Registrant against expenses, including, without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement, incurred by a director or officer upon a determination that such person acted in good faith. The premiums for such insurance are paid by the Registrant.

Under separate indemnification agreements with the Registrant, directors and officers of the Registrant are indemnified against certain liabilities relating to his or her position as a director or officer of the Registrant, to the fullest extent permitted under applicable law.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation of Capstone Green Energy Holdings, Inc. (a)
4.2	Amended and Restated Bylaws of Capstone Green Energy Holdings, Inc. (a)
5.1*	Opinion of Katten Muchin Rosenman LLP.
23.1*	Consent of Marcum LLP, independent registered public accounting firm.
23.2*	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1).
24.1	Power of attorney (included on signature page).
99.1	Capstone Green Energy Holdings, Inc. 2023 Equity Incentive Plan. (a)
107*	Filing Fee Table.

*Filed herewith.

(a)	Incorporated by reference to Capstone Green Energy Holdings, Inc.’s Current Report on Form 8-K12G3 filed on December 11, 2023 (File No. 001-15957).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California, on April 8, 2025.

CAPSTONE GREEN ENERGY HOLDINGS, INC.

By:	/s/ Vince J. Canino
Vincent Canino
Chief Executive Officer and President
(Principal Executive Officer)

By:	/s/ John Juric
John Juric
Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Vincent Canino and John Juric as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date
/s/ Vince J. Canino	President, Chief Executive Officer and Director	April 8, 2025
Vincent Canino	(Principal Executive Officer)

/s/ John Juric	Chief Financial Officer	April 8, 2025
John Juric	(Principal Financial Officer)

/s/ Celia Fanning	Chief Accounting Officer and Controller	April 8, 2025
Celia Fanning	(Principal Accounting Officer)

/s/ Robert C. Flexon	Chair of the Board of Directors	April 8, 2025
Robert C. Flexon

/s/ John P. Miller	Director	April 8, 2025
John P. Miller

/s/ Ping Fun	Director	April 8, 2025
Ping Fu

/s/ Robert F. Powelson	Director	April 8, 2025
Robert F. Powelson

/s/ Denise Wilson	Director	April 8, 2025
Denise Wilson